                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

                                                             PERCENTAGE OF
                                                                VOTING
                                                              SECURITIES
                                                               OWNED BY
                                                 ORGANIZED     IMMEDIATE
               NAME OF COMPANY                 UNDER LAWS OF    PARENT
               ---------------                 ------------- -------------
Atlantic Richfield Company (Registrant).......   Delaware
Subsidiaries of Registrant in consolidated
 financial statements, as of December 31,
 1995:
  ARCO Alaska, Inc............................   Delaware        100.0
  ARCO Chemical Company.......................   Delaware         82.9
  ARCO Transportation Alaska, Inc. ...........   Delaware        100.0
  Vastar Resources, Inc. .....................   Delaware         82.3

  The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.